UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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KraneShares Trust

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Aligned today. Invested in tomorrow. Your Fund. Your Vote. A few minutes is all it takes. Special Meeting of Shareholders August 6, 2026

WHAT YOU ARE VOTING ON One proposal. One purpose: continuity. You’re being asked to approve a new investment advisory agreement for your Fund. Why? The dedicated team behind KraneShares is increasing its ownership stake in the firm. Under long - standing rules that protect fund shareholders, an ownership change like this means shareholders must approve a new agreement with the adviser — even when the people, the strategy, and the terms stay the same. Your approval keeps the professionals who manage your Fund in place, without interruption. More ownership. Deeper alignment. No disruption. The same team. The professionals managing your Fund today will manage it tomorrow. The same fees. Your Fund’s fees are not changing as a result of this proposal. The same objectives. Your Fund’s investment strategy and objectives remain exactly as they are. Greater alignment. The people behind your Funds are putting more of their own capital on the line — our success is tied even more directly to yours. Simply put: we are invested alongside you. WHY YOUR VOTE MATTERS Every share counts. Every vote matters. This isn’t a formality. Approval requires a majority of all outstanding shares — not just the shares that show up to vote. That means every vote left uncast has the same effect as a vote against, no matter the reason. Whether you own 10 shares or 10,000, your vote carries real weight. Funds like yours are held by thousands of individual investors — and when individual investors don’t vote, proposals can stall even when shareholders support them. Voting is how you protect the continuity of your own investment. A greater stake. A stronger commitment. Your vote. As a KraneShares Fund shareholder, you have a vote on an important proposal — and we need to hear from you before the Special Meeting on August 6th. Here’s the short version: the team that built KraneShares is increasing its ownership in the firm. Nothing about your investment is changing — but a shareholder vote is required to keep everything moving forward seamlessly. This brochure explains what’s happening, why it matters, and how to vote in just a few minutes. Voting Deadline August 5th at 11:59pm EDT kraneshares.com/proxy - vote WHAT THIS MEANS FOR SHAREHOLDERS A DEFINING VOTE

KraneShares™

Four ways to vote.

Each takes minutes of your time.

- **Online (fastest):** Visit **ProxyVote.com** and enter your control number
- **Automated phone voting:** Call the phone number listed on your proxy card
- **By phone with a live agent:** Call our proxy solicitor, **Alliance Advisors**, toll-free at **1-866-206-8043** (or **1-551-368-0026** outside the U.S.). Questions? They can help with that too.
- **By mail:** Mark, sign, and date your proxy ballot and return it in the postage-paid envelope — no stamp needed.

Vote before August 5th, 2026 at 11:59pm EDT

Once your vote is in, the reminders stop.
Thank you for being a valued KraneShares shareholder.

Aligned today. **Invested in tomorrow.** kraneshares.com